FIRST QUARTER 2017 NASDAQ:HMST

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business plans and expectations. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward-looking statements in this release include, among other matters, statements regarding our business plans and strategies (including our expansion strategies) and the expected effects of those initiatives, general economic trends (particularly those that affect mortgage origination and refinance activity) and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward-looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2016 and our quarterly report on Form 10-Q for the quarter ended March 31, 2107, which we expect to file on or before May 5, 2017. Many of these factors and events that affect the volatility in our stock price and shareholders’ response to those events and factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward-looking statements. These limitations and risks include without limitation changes in general political and economic conditions that impact our markets and our business, actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy, regulatory and legislative findings or actions that may increase capital requirements or otherwise constrain our ability to do business, including restrictions that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities, risks related to our ability to realize the expected value of our recent acquisitions, continue to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities, manage our growth efforts cost-effectively and attain the desired operational and financial outcomes, manage the losses inherent in our loan portfolio, and make accurate estimates of the value of our non-cash assets and liabilities, maintain electronic and physical security of customer data, respond to restrictive and complex regulatory environment, and attract and retain key personnel. In addition, the ratio of loan lock to closed loan volume may fluctuate due to challenges our customers may face in meeting current underwriting standards, a change in interest rates, an increase in competition for such loans, changes in general economic conditions, including housing prices and inventory levels, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business, and legislative or regulatory actions or reform that may affect our business or the banking or mortgage industries more generally. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward-looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward-looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending March 31, 2017, and is unaudited, although certain information related to the year ended December 31, 2016, has been derived from our audited financial statements. All financial data should be read in conjunction with the notes in our consolidated financial statements. Non-GAAP Financial Measures Information on any non-GAAP financial measures such as core measures or tangible measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in the appendix, our SEC filings, and in the earnings release available on our web site. 2

Growing Western U.S. Franchise • Seattle-based diversified commercial bank - company founded in 1921 • Growing commercial & consumer bank with concentrations in major metropolitan areas of the West Coast and Hawaii • Leading West Coast mortgage lender • 111 primary offices (1) in the Western United States and Hawaii • Total assets $6.4 billion 3 (1) The number of offices listed above does not include satellite offices with a limited number of staff who report to a manager located in a separate primary office.

Strategy Optimize Single Family Mortgage Banking & Servicing Segment • Organic growth opportunities • Focused on increased Commercial Lending • Increase density of commercial and consumer deposits via existing market penetration and de-novo branch expansion • Growth via acquisition of branches and smaller institutions, primarily in Washington, Oregon, and California • Optimize investments in mortgage banking personnel, offices, and technology • Focus on full utilization of mortgage banking capacity and geographic footprint • Drive operating leverage through disciplined expense control • Target consolidated efficiency ratio of less than 70% • Commercial and Consumer segment <65% and Mortgage Banking segment <80% • Target long-term 15%+ ROTE Expand Commercial & Consumer Banking Segment Disciplined expense management Efficient use of capital Grow and diversify earnings with the goal of becoming a leading West Coast regional bank 4

Acquisition Strategy

We seek to grow and diversify our business and earnings by opportunistically expanding through acquisitions in attractive markets, and then offering our full range of products and services

Disciplined Acquisition Objectives

- **EPS accretive**
- **Internal rate of return: > 15%**
- **Return on invested capital: > cost of equity capital**
- **Initial tangible book value per share dilution: < 10%**
- **Tangible book value per share dilution earnback: < 4 years**

Acquisition History

Target	State	Date: Announce	Date: Completion	Total Assets ($M)	Deal Value ($M)	Price/ TBV (%)
The Bank of Oswego	OR	5/11/2016	8/12/2016	$ 42	NA	NA [1]
Orange County Business Bank	CA	9/28/2015	2/1/2016	200	$ 56	117
Simplicity Bancorp, Inc.	CA	9/29/2014	3/1/2015	879	133	99
Fortune Bank	WA	7/26/2013	11/1/2013	142	27	142
YNB Financial Services Corp.	WA	7/26/2013	11/1/2013	125	10	140
			Total	$ 1,263	$ 226	110 [2]

Post Acquisition Scaling (CA Example)

- **HomeStreet Commercial Capital – Brea, CA**
  - Originate permanent loans up to $10 million in principal, a portion of which we intend to sell
- **Commercial Lending group – Primary offices in Irvine and San Jose, CA**
  - Commercial and SBA teams operating in the Bay Area, Orange County, and San Diego with more additions planned
- **Fill-in Acquisitions – Purchased two mature branches in Los Angeles County**
- **De-Novo Branch expansion focused on leveraging Kaiser Permanente affinity relationship**
  - Kearney Mesa, Mission Gorge, & Point Loma in the San Diego area; and Baldwin Park and Riverside, CA

(1) Acquisition structured as a purchase of two branch locations, related loans and other assets, and the assumption of certain liabilities, including deposits

(2) Deal value weighted average price / TBV

[HomeStreet]

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Diversification Growth in our Commercial & Consumer Banking Segment is diversifying earnings, and reducing earnings volatility 6 (1) Excludes acquisition-related expenses. See appendix for reconciliation of non-GAAP financial measures. $8.9 $16.7 $21.0 $35.4 $39.8 33% 69% 47% 56% 64% 0% 10% 20% 30% 40% 50% 60% 70% 80% $- $10 $20 $30 $40 $50 $60 2013 2014 2015 2016 3/31/2017 LTM $ in millions C&CB Core Net Income (1) C&CB % of Total Core Net Income (1)

7 Recent Highlights Results of Operations • First quarter net income of $9.0 million, or $0.33 diluted EPS • Total assets ended March 31, 2017, at $6.4 billion, loans held for investment at $4.0 billion • Total deposits of $4.6 billion, increased by 4% during the quarter; business accounts increased 5.2%, California deposits increased 5.0%, and de-novo branch deposits increased 12% • Continued strong credit performance and fundamentals in all of our markets • Remained the #1 mortgage lender in the Pacific Northwest by purchase volume during the quarter; also top 25 lender in the coastal markets of California and top 10 lender in Hawaii and central valley of California Strategic Growth Activity • Opened first Northern California Bay Area commercial banking office with plans to open a full service retail deposit branch at the same location later in 2017 • Hired regional commercial banking market presidents for the Bay Area and Orange County / San Diego • To date, have hired six highly experienced commercial bankers in California with plans to hire five more during 2017 Recent Developments • On April 17th, opened a retail deposit branch in Baldwin Park, California - 15th branch in California and located < 1 mile from our affinity partner, the Baldwin Park Kaiser Permanente Medical Center

Results of Operations – Quarter Trend

	For the three months ended				
($ in thousands)	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016 [1]
Net interest income	$ 45,651	$ 48,074	$ 46,802	$ 44,482	$ 40,691
Provision for loan losses	-	350	1,250	1,100	1,400
Noninterest income	74,461	73,221	111,745	102,476	71,708
Noninterest expense	106,874	117,539	114,399	111,031	101,353
Net income before taxes	13,238	3,406	42,898	34,827	9,646
Income taxes	4,255	1,112	15,197	13,078	3,239
Net income	$ 8,983	$ 2,294	$ 27,701	$ 21,749	$ 6,407
Diluted EPS	$ 0.33	$ 0.09	$ 1.11	$ 0.87	$ 0.27
Core net income [2]	$ 8,983	$ 2,555	$ 28,034	$ 22,415	$ 9,785
Core EPS [2]	$ 0.33	$ 0.10	$ 1.12	$ 0.90	$ 0.41
Tangible BV/share [3]	$22.73	$ 22.33	$ 22.45	$ 21.38	$ 20.37
Core ROAA [2]	0.57%	0.16%	1.81%	1.59%	0.78%
Core ROAE [2]	5.53%	1.67%	19.07%	16.36%	7.66%
Core ROATE [2]	5.81%	1.74%	20.04%	17.27%	8.08%
Net Interest Margin	3.23%	3.42%	3.34%	3.48%	3.55%
Core efficiency ratio [2]	89.0%	96.6%	71.8%	74.9%	85.6%
Tier 1 Leverage Ratio (Bank)	10.00%	10.26%	9.91%	10.28%	10.17%
Total Risk-Based Capital (Bank)	13.95%	14.69%	14.41%	14.33%	13.93%

[1] Includes two months of OCBB's results of operations.
[2] Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.
[3] See appendix for reconciliation of non-GAAP financial measures.

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3.55% 0.03 0.032 0.034 0.036 0.038 0.04 0.042 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Ne t In ter est Ma rgi n (% ) Ne t In ter est Inc om e (i n m illio ns) $40.7 $44.5 $46.8 $48.1 $45.7 3.55% 3.48% 3.34% 3.42% 3.23% 2.75% 2.95% 3.15% 3.35% 3.55% 3.75% 3.95% 4.15% $- $10.0 $2 .0 $30.0 $40.0 $50.0 $6 .0 1Q16 2Q16 3Q16 4Q16 1Q17 Ne t In ter est Ma rgi n (% ) Ne t In ter est Inc om e (i n m illio ns) Net Interest Income & Margin • 1Q17 NIM declined 19 bps, and net interest income decreased $2.4 million compared to the prior quarter • NIM and net interest income decrease primarily due to: • Increase in lower yielding investment securities as we temporarily invested the levered proceeds of our December 2016 common stock offering • Lower balances of loans held for sale • Higher FHLB borrowings cost 9

Avg. Yield $4.63 $5.19 $5.69 $5.71 $5.78 3.20% 3.40% 3.60% 3.80% 4.00% 4.20% $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 1Q16 2Q16 3Q16 4Q16 1Q17 Av era ge Yi eld Av era ge Ba lan ce s ( in bil lio ns ) Loans Held for Sale Cash & Cash Equivalents Investment Securities Loans Held for Investment Average Yield Interest-Earning Assets • Average total interest-earning assets increased $71 million or 1% in 1Q • Loans held for investment ending balances increased $139 million, or 4%, in 1Q Avg. Yield 4.02% 4.00% 3.93% 4.03% 3.90% 10

HomeStreet Investment Securities Portfolio Yield As of 03/31/2017 2017 YTD Total Return (1) Yield (2) Duration (2) HomeStreet Investment Portfolio 0.84 2.59 4.60 Composition Adjusted Barclays US Aggregate Index (4) 1.02 2.94 5.12 HMST performance data: Bloomberg PORT+ (1) As of March 31, 2017 (2) Yield and duration Include FTE adjustment. Yields are at current market prices, not book. (3) Performance Trust proprietary models as of 12/31/16, YOY (4) Barclays US Aggregate Index Adjusted to reflect HMST portfolio composition • Investment security portfolio market value is $1.297 billion • The investment portfolio has an average credit rating of Aa1 • The portfolio total return ranks in the 94th percentile compared to other banks (3) 11 22% 4% 18% 33% 22% 1% Investment portfolio composition as of 03/31/2017 CMO Corporates MBS Municipal Short-Term Muni Treasury

$4.1 $6.5 $5.7 $4.9 $61.3 $85.6 $92.6 $67.8 $60.3 $71.7 $102.5 $111.7 $73.2 $74.5 $8.0 $12.7 $12.6 $9.2 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 1Q16 2Q16 3Q16 4Q16 1Q17 No nin ter st I nc om e (i n m illio ns ) Net gain on mortgage loan origination and sale activities Mortgage servicing income Other noninterest income Noninterest Income • Noninterest income increased 2% to $74.5 million in 1Q primarily due to higher mortgage servicing income partially offset by lower net gain on mortgage loan origination and sale activities • Net gain on mortgage loan origination and sale activities decreased $7.5 million primarily due to 8% lower single family rate lock volume • Mortgage servicing income increased $9.5 million primarily due to reduced interest rate volatility and resulting stabilization in derivatives markets that provided better hedge effectiveness 12

$101.4 $111.0 $114.4 $117.5 $106.9 1,000 1,400 1,800 2,200 2,600 3,000 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 1Q16 2Q16 3Q16 4Q16 1Q17 FTE No nin ter st E xpe nse (in mi llio ns) Core noninterest expense Merger-related expenses FTE Total noninterest expense $101.4 $111.0 $114.4 $117.5 $106.9 Merger-related expenses $5.2 $1.0 $0.5 $0.4 $0.0 Core noninterest expense (1) $96.2 $110.0 $113.9 $117.1 $106.9 Salaries & related costs (1) $63.8 $74.5 $79.2 $81.7 $71.3 General & administrative (1) $15.7 $17.1 $15.5 $15.9 $17.1 Other noninterest expense (1) $16.7 $18.4 $19.2 $19.5 $18.5 FTE 2,264 2,335 2,431 2,552 2,581 Core efficiency ratio (1) 85.6% 74.9% 71.8% 96.6% 89.0% Noninterest Expense • Excluding acquisition-related expenses, salaries and related costs declined by 13% in 1Q, primarily influenced by decreased commissions and incentives on lower Mortgage Banking Segment closed loan volume • Core efficiency ratio decreased from the prior quarter due decline in expenses in our Mortgage Banking Segment • Noninterest expense will continue to vary primarily based on headcount and mortgage origination volume (1) Excludes acquisition-related expenses, which are shown in “acquisition-related expenses” in the table. See appendix for reconciliation of non-GAAP financial measures. 13

Segment Overview Commercial & Consumer Banking • Regional Single Family mortgage origination and servicing platform • 100% direct retail origination • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inceptions • Portfolio products: jumbo, HELOC and custom home construction • Servicing retained on majority of originated loans sold to secondary markets • Optimize existing investment in infrastructure and personnel • Dynamic personnel management in relation to changes in market conditions • Long-term efficiency ratio target of <80% • Long-term targeted ROE of >25% Mortgage Banking Overview • Commercial Banking  Commercial lending, including SBA  All CRE property types with multifamily focus  FNMA DUS lender / servicer  Residential and commercial construction  Commercial deposit, treasury and cash management services • Consumer Banking  Consumer loan and deposit products  Consumer investment, insurance and private banking products and services • Strategic focus on major coastal markets of Western U.S • Diversify and grow loan portfolio average of 4-6% per quarter (1) • Manage non-interest expense increase to approximately 2% per quarter • Manage credit risk by monitoring portfolio and geographic early warning indicators • Credit strategy of competing on price and not on credit terms • Long-term efficiency ratio target of <65% • Long-term targeted ROE range of 8-12%  Commercial lending – 8-12%  Commercial real estate – 10-15%  Residential construction – 20-30%  Single Family residential – 10-15% Strategic Objectives (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance, net interest margin, and market forces. Other portfolio management considerations include liquidity management, capital requirements and profitability. 14

Commercial & Consumer Banking 15

Commercial & Consumer Banking Segment – Quarter Trend

($ in thousands)	*For the three months ended* Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016 [(1)]
Net interest income	$ 40,903	$ 40,637	$ 39,339	$ 38,393	$ 35,646
Provision for loan losses	-	350	1,250	1,100	1,400
Noninterest income	9,425	13,087	9,771	8,181	4,643
Noninterest expense	36,469	35,482	32,170	34,103	36,630
Net income before taxes	13,859	17,892	15,690	11,371	2,259
Income taxes	4,567	5,846	5,557	4,292	717
Net income	$ 9,292	$ 12,046	$ 10,133	$ 7,079	$ 1,542
Core net income [(2)]	$ 9,292	$ 12,307	$ 10,466	$ 7,745	$ 4,920
Core ROAA [(2)]	0.69%	0.95%	0.83%	0.66%	0.46%
Core ROAE [(2)]	7.38%	9.89%	8.56%	6.87%	4.71%
Core ROATE [(2)]	7.85%	10.54%	9.10%	7.34%	5.03%
Core efficiency ratio [(2)]	72.5%	65.3%	64.5%	71.0%	78.0%
Net Interest Margin	3.19%	3.37%	3.30%	3.44%	3.52%
Total average earning assets	$5,095,982	$4,832,575	$4,793,035	$4,476,524	$4,039,023
FTE	1,022	998	948	926	903

- Net income declined $2.8 million from the prior quarter due to $3.7 million lower noninterest income primarily driven by gains on sale of single family loans held for investment and investment securities realized in 4Q

[(1)] Includes two months of OCBB's results of operations.
[(3)] Excludes pre-tax acquisition-related expenses and bargain purchase gain. See appendix for reconciliation of non-GAAP financial measures.

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Loan Production/Loan Balance Trend

Commitments

($ in millions)	Mar. 31, 2017		Dec. 31, 2016		Sept. 30, 2016		Jun. 30, 2016		Mar. 31, 2016	
Single Family	$75	14%	$55	8%	$60	10%	$66	10%	$74	16%
Single Family Custom Home Construction	$48	9%	$58	8%	$55	9%	$54	8%	$48	10%
Home Equity and other	$80	15%	$68	10%	$71	12%	$75	11%	$55	12%
Total Consumer Loans	$203	38%	$181	26%	$186	31%	$195	29%	$177	38%
Commercial Real Estate/Multifamily	$159	29%	$267	38%	$147	25%	$221	33%	$147	31%
Residential Construction	$133	24%	$132	19%	$173	29%	$172	26%	$106	22%
Commercial Real Estate/Multifamily Construction	$21	4%	$95	13%	$69	11%	$49	7%	$27	6%
Commercial Business	$28	5%	$29	4%	$26	4%	$32	5%	$12	3%
Total Commercial Loans	$341	62%	$523	74%	$415	69%	$474	71%	$292	62%
Total	$544	100%	$704	100%	$601	100%	$669	100%	$469	100%

Balances

($ in millions)	Mar. 31, 2017		Dec. 31, 2016		Sept. 30, 2016		Jun. 30, 2016		Mar. 31, 2016	
Single Family	$1,100	28%	$1,083	28%	$1,186	31%	$1,218	33%	$1,232	35%
Single Family Custom Home Construction	$134	3%	$150	4%	$144	4%	$134	4%	$119	3%
Home Equity and other	$381	10%	$360	9%	$338	9%	$309	8%	$275	8%
Total Consumer Loans	$1,615	41%	$1,593	41%	$1,668	44%	$1,661	45%	$1,626	46%
Commercial Real Estate	$923	23%	$871	23%	$811	21%	$762	20%	$662	19%
Multifamily	$748	19%	$674	18%	$562	15%	$563	15%	$544	15%
Residential Construction	$263	7%	$259	7%	$245	6%	$222	6%	$203	6%
Commercial Real Estate/Multifamily Construction	$214	5%	$228	6%	$273	7%	$284	8%	$308	9%
Commercial Business	$223	6%	$224	6%	$237	6%	$239	6%	$213	6%
Total Commercial Loans	$2,371	59%	$2,256	59%	$2,128	56%	$2,070	55%	$1,930	54%
Total Loans Held for Investment (before Deferred Fees and Allowance)	$3,986	100%	$3,849	100%	$3,796	100%	$3,731	100%	$3,556	100%

- New loan commitments for 1Q17 were $544 million and included $341 million in commercial loans, representing 63% of all new loan commitments
- Loans held for investment balances grew $137M or 4% during the quarter
- 1Q16 balances included $126 million of loans added from the acquisition of OCBB, 3Q16 included $40 million of loans added from the acquisition of loans from The Bank of Oswego

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$1.67 billion Loan Portfolio 18 Highly diversified loan portfolio by product and geography $3.99 billion $611 million Construction by property type

Commercial Real Estate Perm Lending Overview

HomeStreet lends within the full spectrum of commercial real estate lending types, but is deliberate in achieving diversification among property types and geographic areas to mitigate concentration risk

Commercial Real Estate Property Types

Multifamily	*Industrial/ Warehouse*	*Office*	*Retail*	*Other*
Loan Characteristics				
• Up To 30 Year Term • $30MM Loan Amt. Max • ≥ 1.15 DSCR • Avg. LTV @ Orig. ~ 62%	• Up To 15 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 63%	• Up To 15 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 67%	• Up To 15 Year Term • $30MM Loan Amt. Max • ≥ 1.25 DSCR • Avg. LTV @ Orig. ~ 62%	• Additional property types are reviewed on a case by case basis • Includes acquired loan types • Examples include: Self Storage & Hotel

3/31/17 Balances Outstanding totaling $1.67 billion

Multifamily	Industrial/ Warehouse	Office	Retail	Other
Balance: $750M % of Balances: 45% Portfolio Avg. LTV ~ 56% (1) Portfolio Avg. DSCR ~ 1.49x Avg. Loan Size: $1.5M Largest Dollar Loan: $24.1M	Balance: $210M % of Balances: 13% % Owner Occupied: 48% Portfolio LTV ~ 51% (1) Portfolio Avg. DSCR ~ 1.67x Avg. Loan Size: $1.8M Largest Dollar Loan: $1.4M	Balance: $330M % of Balances: 20% % Owner Occupied: 26% Portfolio LTV ~ 56% (1) Portfolio Avg. DSCR ~ 1.67x Avg. Loan Size: $1.7M Largest Dollar Loan: $25.6M	Balance: $278M % of Balances: 17% % Owner Occupied: 26% Portfolio LTV ~ 54% (1) Portfolio Avg. DSCR ~ 1.73x Avg. Loan Size: $1.8M Largest Dollar Loan: $22.3M	Balance: $104M % of Balances: 6% % of Owner Occupied: 63% Portfolio LTV ~ 47% (1) Portfolio Avg. DSCR ~ 1.71x Avg. Loan Size: $1.3M Largest Dollar Loan: $21.3M

Geographical Distribution (balances)



9%
10%
43%
19%
4%
15%
2%
17%
14%
60%
4%
3%
21%
9%
12%
11%
46%
1%
10%
13%
9%
40%
26%
2%
3%
9%
30%
3%
3%
51%

WA-Puget Sound | WA-Other | Oregon | CA-Los Angeles County | CA-Other | Other Includes: AK,AZ,CO,HI,ID,NV,TX,UT

HomeStreet

(1) Property values as of origination date

19

Construction Lending Overview

Construction lending is a broad category that includes many different loan types, which are often characterized by different risk profiles. HomeStreet lends within the full spectrum of construction lending types, but is deliberate in achieving diversification among the types to mitigate risk. Additionally, recent geographic expansion has provided an opportunity to increase diversification.

Construction Lending Types

Custom Home Construction	*Multifamily*	*Commercial*	*Residential Construction*	*Land & Lots*
Loan Characteristics				
• 12 Month Term • Consumer Owner Occupied • Borrower Underwritten similar to Single Family	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.15 DSC • Portfolio LTV ~ 62%	• 18-36 Month Term • ≤ 80% LTC • Minimum 15% Cash Equity • ≥ 1.25 DSC • ≥ 50% pre-leased office/retail • Portfolio LTV ~75%	• 12-18 Month Term • LTC: ≤ 95% Presale & Spec • Leverage, Liquid. & Net Worth Covenants as appropriate • Portfolio LTV ~ 65%	• 12-24 Month Term • ≤ 50% -80% LTC • Strong, experienced, vertically integrated builders • Portfolio LTV ~ 64%
3/31/17 Balances and Commitments totaling $611 million				
Balance: $134M Unfunded Commitments: $117M % of Balances: 22% % of Unfunded Commitments: 20% Avg. Loan Size: $443K Largest Dollar Loan: $2.0M	Balance: $201M Unfunded Commitments: $201M % of Balances: 33% % of Unfunded Commitments: 34% Avg. Loan Size: $3.5M Largest Dollar Loan: $25.4M	Balance: $22M Unfunded Commitments: $24M % of Balances: 4% % of Unfunded Commitments: 4% Avg. Loan Size: $14.5M Largest Dollar Loan: $17.6M	Balance: $187M Unfunded Commitments: $236M % of Balances: 31% % of Unfunded Commitments: 40% Avg. Loan Size: $276K Largest Dollar Loan: $5.3M	Balance: $67M Unfunded Commitments: $14M % of Balances: 11% % of Commitments: 2% Avg. Loan Size: $662K Largest Dollar Loan: $3.7M

Geographical Distribution (balances)



25%
35%
6%
2%
26%
4%
2%
3%
6%
6%
3%
33%
16%
3%
30%
19%
81%
4%
15%
24%
10%
4%
2%
9%
31%
8%
33%
42%
2%
4%
1%
3%
6%
Seattle Metro
Puget Sound Other
WA Other
Portland Metro
OR Other
Hawaii
California
Utah
Idaho

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Credit Quality

($ in thousands)	Mar. 31, 2017 HMST	Mar. 31, 2017 Peer Mdn	Dec. 31, 2016 HMST	Dec. 31, 2016 Peer Mdn	Sept. 30, 2016 HMST	Sept. 30, 2016 Peer Mdn	Jun. 30, 2016 HMST	Jun. 30, 2016 Peer Mdn	Mar. 31, 2016 HMST	Mar. 31, 2016 Peer Mdn
Nonperforming assets [1]	$24,322	--	$25,785	--	$32,361	--	$26,443	--	$23,285	--
Nonperforming loans	$18,676	--	$20,542	--	$25,921	--	$15,745	--	$16,012	--
OREO	$5,646	--	$5,243	--	$6,440	--	$10,698	--	$7,273	--
Nonperforming assets/total assets [1]	0.38%	[3]	0.41%	0.46%	0.52%	0.46%	0.45%	0.45%	0.43%	0.49%
Nonperforming loans/total loans	0.47%	[3]	0.53%	0.42%	0.68%	0.41%	0.42%	0.40%	0.45%	0.43%
Total delinquencies/total loans	1.67%	[3]	1.88%	0.80%	1.89%	0.81%	1.59%	0.73%	1.94%	0.74%
Total delinquencies/total loans - adjusted [2]	0.50%	[3]	0.58%	0.76%	0.77%	0.78%	0.45%	0.73%	0.64%	0.72%
ALLL / total loans	0.87%	[3]	0.88%	1.02%	0.89%	1.04%	0.88%	1.04%	0.88%	1.05%
ALLL / Nonperforming loans (NPLs)	185.99%	[3]	165.52%	236.37%	131.07%	220.15%	207.41%	236.59%	195.51%	224.60%
ALLL / total loans, excluding purchased loans	0.97%	--	1.00%	--	1.05%	--	1.03%	--	1.07%	--
Purchased Discount & Reserves/Gross Purchased Loans [4]	2.93%	--	2.96%	--	2.92%	--	3.03%	--	3.01%	--

- Credit Quality continues to reflect excellent loan quality:
  - Nonperforming assets declined to 0.38% of total assets compared to 0.41% in 4Q16
  - Nonperforming loans declined to $18.7 million compared to $20.1 million in 4Q16
  - OREO balances increased to $5.6 million compared to $5.2 million in 4Q16
  - Total delinquencies (adjusted[2]) declined to 0.50% compared to 0.58% in 4Q16

[1] Nonperforming assets includes nonaccrual loans and OREO, excludes performing TDRs and SBAs
[2] Total delinquencies and total loans - adjusted (net of Ginnie Mae EBO loans (FHA/VA loans) guaranteed portion of SBA loans
[3] Not available at time of publishing
[4] While not a loss reserve, purchase discounts are available to absorb credit related losses on loans purchased with discounts

HomeStreet

21

Deposits 22 Total Cost of Deposits 11% 10% 13% 10% 9% 24% 27% 24% 25% 26% 53% 52% 51% 54% 52% 12% 12% 11% 12% 13% $3,823 $4,239 $4,504 $4,430 $4,596 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 3/31/2016 6/30/2016 9/30/2016 12/31/2016 3/31/2017 Bala nce s (in mil lion s) Noninterest-Bearing Transaction & Savings Deposits Interest-Bearing Transaction & Savings Deposits Time Deposits Mortgage Svcg. Escrow Accts. & Other Total Cost of Deposits 0.42% 0.46% 0.50% 0.51% 0.52% • Total deposits of $4.60 billion at March 31, 2017 increased $166 million or 4% from December 31, 2016 and increased $773 million or 20% from March 31, 2016 • Transaction and savings accounts increased 3% and time deposits increased 11% during the quarter while servicing and escrow balances declined 7%. The decline in servicing and escrow balances reflects seasonal changes in mortgage loan servicing activity • Deposit growth during the quarter of 12% in our de-novo branches opened since 2012. Opened 16 branches, or 29% of our total network, since 2012. Deposits in our acquired branches increased 4% during the quarter

Mortgage Banking 23

Mortgage Banking Segment – Quarter Trend

($ in thousands)	*For the three months ended* Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
Net interest income	$ 4,747	$ 7,437	$ 7,463	$ 6,089	$ 5,045
Noninterest income	65,036	60,134	101,974	94,295	67,065
Noninterest expense	70,404	82,057	82,229	76,928	64,723
Net income (loss) before taxes	(621)	(14,486)	27,208	23,456	7,387
Income taxes	(312)	(4,734)	9,640	8,786	2,522
Net income (loss)	$ (309)	$ (9,752)	$ 17,568	$ 14,670	$ 4,865
ROAA	(0.14)%	(3.55)%	6.04%	6.67%	2.50%
ROATE	(0.90)%	(31.91)%	68.36%	62.45%	21.74%
Efficiency Ratio	100.9%	121.4%	75.1%	76.6%	89.8%
FTE	1,558	1,554	1,483	1,409	1,361

- Net loss was $9.4 million better than 4Q, which was primarily driven by lower noninterest expense and higher mortgage servicing income
- Gain on mortgage loan origination and sale activities of $56.3 million was $4.8 million or 8% below 4Q due to 8% decline in rate lock volume
- Mortgage servicing income of $8.3 million increased $9.3 million in 1Q primarily due to higher risk management results resulting from reduced interest rate volatility that led to stabilization in derivatives markets that provided better hedge effectiveness
- Noninterest expense declined $11.7 million in 1Q primarily due to decreased commissions, salary and related costs on lower closed loan volume

[HomeStreet]
24

Mortgage Origination (1) Represents combined value of secondary market gains and originated mortgage servicing rights stated as a percentage of interest rate lock commitments. (2) Loan origination and funding fees stated as a percentage of mortgage originations from the retail channel and excludes loans purchased from WMS. 25 - 500 1,000 1,500 2,000 2,500 3,000 1Q16 2Q16 3Q16 Q416 Q117 Held for Sale Closed Loan Production ($ in millions) HMST WMS Rate locks Bps 0 50 100 150 200 250 300 350 400 1Q16 2Q16 3Q16 Q416 Q117 Single Family Composite Margin (bps) Secondary gains/rate locks Loan fees/closed loans 1Q16 2Q16 3Q16 Q416 Q117 HMST $1,479 $2,118 $2,451 $2,376 $1,507 WMS $94 $144 $197 $138 $114 Closed Loans $1,573 $2,262 $2,648 $2,514 $1,621 Purchase % 62% 69% 64% 57% 67% Refinance % 38% 31% 36% 43% 33% Rate locks $1,804 $2,362 $2,690 $1,766 $1,623 Purchase % 59% 65% 53% 63% 73% Refinance % 41% 35% 47% 37% 27% 1Q16 2Q16 3Q16 Q416 Q117 Secondary gains/rate locks (1) 300 312 297 299 312 Loan fees/closed loans (2) 36 35 7 35 37 Composite Margin 336 47 4 334 349

Mortgage Servicing As of March 31, 2017 • Constant Prepayment Rate (CPR) – 9.8% for Q1 2017 • W.A. servicing fee – 28.3 bps • MSRs represent 1.16% of ending UPB – 4.1 W.A. servicing fee multiple • W.A age – 27.1 months • W.A. expected life – 72.9 months as of 3/31/17 • Composition of government – 25.5% • Total delinquency – 1.02% (including foreclosures) • W.A. note rate – 3.96% 26 $15,981 $17,074 $18,199 $19,488 $20,303 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 $18,000 $20,000 $22,000 1Q16 2Q16 3Q16 Q416 Q117 Mortgage Servicing Portfolio ($ in millions)

Mortgage Market & Competitive Landscape 27 Mortgage Market • The most recent Mortgage Bankers Association monthly forecast projects total loan originations to decrease 16% in 2017 over last year, and to decrease 0.3% in 2018 • Despite the recent increase in mortgage rates, rates remain historically low on an absolute basis. Low rates should continue to support housing affordability. Nationally, purchases are expected to increase by 9% from 2016 and comprise 68% of volume in 2017 • Housing starts for this year are expected to be up 8.3% over 2016 levels Competitive Landscape • Remained the #1 mortgage lender in the Pacific Northwest by purchase volume during the quarter; also top 25 lender in the coastal markets of California and top 10 lender in Hawaii and central valley of California • Additionally, HomeStreet is now be one of the top 25 lenders by purchase volume in the major coastal markets of California as well as a top 10 lender by purchase volume in Hawaii and the central valley of California • Purchases comprised 59% of originations nationally and 48% in the Pacific Northwest in the first quarter. HomeStreet continues to perform above the national and regional averages, with purchases accounting for 67% of our closed loans and 73% of our interest rate lock commitments in the quarter • Purchase demand continues to remain strong in many of our our markets, however limited inventory continues to be a significant constraining issue

Key Drivers Guidance 28 • Currently anticipating mortgage loan lock and forward sale commitments volume of approximately $2.3 billion, $2.5 billion, and $1.9 billion in the second, third, and fourth quarters of 2017, respectively • Projecting mortgage loan held for sale closing volumes of $2.1 billion, $2.6 billion, and $2.2 billion in the second, third, and fourth quarters of 2017, respectively • We expect mortgage loan lock and forward sale commitments and mortgage loan held for sale closing volumes to each total $8.4 billion and $8.5 billion, respectively, for 2017, subject to market interest rates, home prices, and other economic conditions • Gain on sale composite margin expected to range between 330 and 340 basis points for the second and third quarters of 2017, and range between 325 and 335 basis points in the fourth quarter of 2017 • In our Commercial and Consumer Banking segment, we expect average quarterly net loan portfolio growth of 4% to 6% during 2017 • Reflecting the increase in interest rates and absent any changes in market rates and loan prepayment speeds, we generally expect our consolidated net interest margin to increase to between 3.40% and 3.50% by the end of 2017 • During 2017, we expect our average non-interest expense growth will be approximately 2% per quarter, reflecting the continued investment in our growth and infrastructure, subject to seasonality in closed loan volumes and the timing of further investments in growth The information in this presentation, particularly including but not limited to that presented on this slide, is forward-looking in nature, and you should review Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K for a list of factors that may cause us to deviate from our plans or to fall short of our expectations.

. Appendix 29

Statements of Financial Condition 30 ($ in thousands) Mar. 31, 2017 Dec. 31, 2016 Sept. 30, 2016 Jun. 30, 2016 Mar. 31, 2016 Cash and cash equivalents $ 61,492 $ 53,932 $ 55,998 $ 45,229 $ 46,356 Investment securities 1,185,654 1,043,851 991,325 928,364 687,081 Loans held for sale 537,959 714,559 893,513 772,780 696,692 Loans held for investment, net 3,957,959 3,819,027 3,764,178 3,698,959 3,523,551 Mortgage servicing rights 257,421 245,860 167,501 147,266 148,851 Other real estate owned 5,646 5,243 6,440 10,698 7,273 Federal Home Loan Bank stock, at cost 41,656 40,347 39,783 40,414 40,548 Premises and equipment, net 97,349 77,636 72,951 67,884 67,323 Goodwill 22,175 22,175 19,900 19,846 20,366 Other assets 233,832 221,070 215,012 209,738 179,211 Total assets $ 6,401,143 $ 6,243,700 $ 6,226,601 $ 5,941,178 $ 5,417,252 Deposits $ 4,595,809 $ 4,429,701 $ 4,504,560 $ 4,239,155 $ 3,823,027 Federal Home Loan Bank advances 862,335 868,379 858,923 878,987 883,574 Accounts payable and other liabilities 176,891 191,189 151,968 138,307 119,662 Long-term debt 125,189 125,147 125,122 125,126 61,857 Total liabilities 5,760,224 5,614,416 5,640,573 5,381,575 4,888,120 Preferred stock - - - - - Common stock 511 511 511 511 511 Additional paid-in capital 336,875 336,149 276,844 276,303 273,168 Retained earnings 312,019 303,036 300,742 273,041 251,292 Accumulated other comprehensive income (loss) (8,486) (10,412) 7,931 9,748 4,161 Total shareholders’ equity 640,919 629,284 586,028 559,603 529,132 Total liabilities and shareholders’ equity $ 6,401,143 $ 6,243,700 $ 6,226,601 $ 5,941,178 $ 5,417,252

Non-GAAP Financial Measures Tangible Book Value: 31 Mar. 31, Dec. 31, Sept. 30, Jun. 30, Mar. 31, (dollars in thousands, except share data) 2017 2016 2016 2016 2016 Shareholders' equity $640,919 $629,284 $586,028 $559,603 $529,132 Less: Goodwill and other intangibles (30,275) (30,789) (28,573) (28,861) (29,126) Tangible shareholders' equity $610,644 $598,495 $557,455 $530,742 $500,006 Common shares outstanding 26,862,744 26,800,183 24,833,008 24,821,349 24,550,219 Book value per share $23.86 $23.48 $23.60 $22.55 $21.55 Impact of goodwill and other intangibles (1.13) (1.15) (1.15) (1.17) (1.18) Tangible book value per share $22.73 $22.33 $22.45 $21.38 $20.37 Average shareholders' equity $649,439 $616,497 $588,335 $548,080 $510,883 Less: Average goodwill and other intangibles (30,611) (29,943) (28,769) (28,946) (26,645) Average tangible shareholders' equity $618,828 $586,554 $559,566 $519,134 $484,238 Return on average shareholders’ equity 5.53% 1.49% 18.83% 15.87% 5.02% Impact of goodwill and other intangibles 0.28% 0.07% 0.97% 0.89% 0.27% Return on average tangible shareholders' equity 5.81% 1.56% 19.80% 16.76% 5.29% Quarter Ended

Non-GAAP Financial Measures Core Net Income: 32 Mar. 31, Dec. 31, Sept. 30, Jun. 30, Mar. 31, (dollars in thousands) 2017 2016 2016 2016 2016 Net income $8,983 $2,294 $27,701 $21,749 $6,407 Impact of acquisition-related items (net of tax) - 261 333 666 3,378 Net income, excluding acquisition-related items (net of tax) $8,983 $2,555 $28,034 $22,415 $9,785 Noninterest expense $106,874 $117,539 $114,399 $111,031 $101,353 Deduct: acquisition-related expenses - (401) (512) (1,025) (5,198) Noninterest expense, excluding acquisition-related expenses $106,874 $117,138 $113,887 $110,006 $96,155 Diluted earnings per common share $0.33 $0.09 $1.11 $0.87 $0.27 Impact of acquisition-related items (net of tax) - 0.01 0.01 0.03 0.14 Diluted earnings per common share, excluding acquisition- related items (net of tax) $0.33 $0.10 $1.12 $0.90 $0.41 Return on average assets 0.57% 0.15% 1.79% 1.54% 0.51% Impact of acquisition-related items (net of tax) 0.00% 0.01% 0.02% 0.05% 0.27% Return on average assets, excluding acquisition-related items (net of tax) 0.57% 0.16% 1.81% 1.59% 0.78% Return on average shareholders' equity 5.53% 1.49% 18.83% 15.87% 5.02% Impact of acquisition-related items (net of tax) 0.00% 0.18% 0.24% 0.49% 2.64% Return on average shareholders' equity, excluding acquisition-related items (net of tax) 5.53% 1.67% 19.07% 16.36% 7.66% Return on average tangible shareholders' equity 5.81% 1.56% 19.80% 16.76% 5.29% Impact of acquisition-related items (net of tax) 0.00% 0.18% 0.24% 0.51% 2.79% Return on average tangible shareholders' equity, excluding acquisition-related items (net of tax) 5.81% 1.74% 20.04% 17.27% 8.08% Efficiency ratio 88.98% 96.90% 72.15% 75.55% 90.17% Impact of acquisition-related items (net of tax) 0.00% (0.33)% (0.32)% (0.69)% (4.62)% Efficiency ratio, excluding acquisition-related items (net of tax) 88.98% 96.57% 71.83% 74.86% 85.55% Quarter Ended

Non-GAAP Financial Measures Core Net Income – Commercial & Consumer Banking: 33 Mar. 31, Dec. 31, Sept. 30, Jun. 30, Mar. 31, (dollars in thousands) 2017 2016 2016 2016 2016 Commercial and Consumer Banking Segment: Net income $9,292 $12,046 $10,133 $7,079 $1,542 Impact of acquisition-related items (net of tax) - 261 333 666 3,378 Net income, excluding acquisition-related items (net of tax) $9,292 $12,307 $10,466 $7,745 $4,920 ROAA 0.69% 0.93% 0.81% 0.60% 0.15% Impact of acquisition-related items (net of tax) 0.00% 0.02% 0.03% 0.06% 0.32% ROAA, excluding acquisition-related items (net of tax) 0.69% 0.95% 0.83% 0.66% 0.46% ROAE 7.38% 9.68% 8.29% 6.28% 1.47% Impact of acquisition-related items (net of tax) 0.00% 0.21% 0.27% 0.59% 3.23% ROAE, excluding acquisition-related items (net of tax) 7.38% 9.89% 8.56% 6.87% 4.71% ROATE 7.85% 10.31% 8.81% 6.71% 1.58% Impact of acquisition-related items (net of tax) 0.00% 0.22% 0.29% 0.63% 3.45% ROATE, excluding acquisition-related items (net of tax) 7.85% 10.54% 9.10% 7.34% 5.03% Efficiency ratio 72.46% 66.04% 65.51% 73.22% 90.92% Impact of acquisition-related items (net of tax) 0.00% (0.74)% (1.05)% (2.20)% (12.90)% Efficiency ratio, excluding acquisition-related items (net of tax) 72.46% 65.30% 64.46% 71.02% 78.02% Quarter Ended